Wikisoft Corp. (OTCQB:WSFT) Announces Entry Into Amended and Restated Common Stock Purchase Agreement with Triton Funds

Wikisoft Corp. (the “Company,” “we,” and “our”) (OTCQB:WSFT) today announced that on August 17, 2021, it has entered into an Amended and Restated Common Stock Purchase Agreement (the "Amended Purchase Agreement") with TRITON FUNDS, LP, a Delaware limited partnership ("TRITON FUNDS") amending and restating the original Common Stock Purchase Agreement between the Company and TRITON FUNDS which was signed on June 8th 2021 (the “Original Agreement”).

The Company and TRITON FUNDS previously entered into the Original Agreement, pursuant to which, TRITON FUNDS agreed to purchase Seven Hundred and Fifty Thousand Dollars ($750,000) worth of shares of the Company’s common stock after a Registration Statement is declared effective by the Securities and Exchange Commission (the “SEC”) at a fixed price of $1.50 per share.

Pursuant to the Amended Purchase Agreement, TRITON FUNDS agreed to purchase One Million Dollars ($1,000,000) worth of shares of the Company’s common stock, in tranches of up to $100,000, after a Registration Statement is declared effective by the SEC at purchase price equal to 85% of the lowest daily Volume Weighted Average Price of the Company’s common stock five (5) business days prior to each closing.

This press release does not constitute an offer of any securities for sale.

ABOUT WIKISOFT CORPORATION

In line with increasing globalization, we believe that there is a growing demand for access to credible company and employee information worldwide. Wikisoft’s flagship online platform, Wikiprofile.com, aims to be a powerful solution with tools and resources for businesses and business professionals to find valid information quickly and easily so that they can make informed career and hiring decisions.

Our vision is to create opportunity globally for business professionals and businesses to make informed career and hiring decisions. Manifesting this vision requires scaling information technology with high data validity across the key pillars: business professionals, businesses, job opportunities and professional skills. By pursuing this vision, we believe Wikisoft Corp. can enable users to connect to business opportunities on a global scale. In line with increasing globalization, there is a growing demand for access to credible business and employee information worldwide.

FORWARD-LOOKING STATEMENTS

This press release contains statements of a forward-looking nature about the Company. You can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "future" or other similar expressions. The Company has based these forward-looking statements primarily on the Company's current expectations and projections about future events and financial trends that the Company believes may affect Company's financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company's current expectations and projections are accurate.

All forward-looking statements in this press release are based on the Company's information on the date hereof. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results to differ materially from those implied by the forward-looking statements. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. This press release does not constitute or form part of any offer or invitation to purchase, otherwise acquire, issue, subscribe for, sell or otherwise dispose of any securities, nor any solicitation of any offer to purchase, otherwise acquire, issue, subscribe for, sell, or otherwise dispose of any securities of the Company. The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

CONTACT

WikiSoft Corp.
315 Montgomery Street, San Francisco,
CA 94104, USA
Phone: +1-800-706-0806
Email: investor@wikisoft.com

Investor site: www.wikisoft.com

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